SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2018

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-17272 (Commission File Number)	41-1427402 (I.R.S. Employer Identification No.)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (612) 379-8854

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2018, Bio-Techne Corporation (the “Company”) appointed Kim Kelderman, age 50, as an executive officer of the Company in the position of President, Diagnostics and Genomics. This appointment is effective April 30, 2018. In his role, Mr. Kelderman will manage the Company’s Diagnostics business and will also provide guidance on our strategic initiatives in genomics and genomics-based diagnostics as the Company explores opportunities to reorganize our business structure in fiscal year 2019 to better support our businesses and facilitate global growth. For the last seven years Mr. Kelderman held various leadership roles with Thermo Fisher, most recently as leader of Platforms and Content for its Genetic Sciences Division.

With his appointment, Mr. Kelderman will enter into an employment agreement with the Company (the “Employment Agreement”) in the same form used for all executive officers of the Company. The Employment Agreement provides for an initial annual base salary of $435,000. Beginning with the Company’s 2019 fiscal year, Mr. Kelderman will be eligible to participate in the Company’s Management Incentive Plan, which will include an initial annual cash bonus percentage of 50% at target and annual grants with both time- and performance-based vesting. Mr. Kelderman will receive reimbursement of certain business expenses in connection with his service to the Company, and is also eligible for paid time off, participation in any other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the Employment Agreement. The Employment Agreement may be terminated at any time by either party upon written notice. If the Employment Agreement is terminated in certain circumstances, such as by the Company without Cause, by the Company following a Change in Control, or by Mr. Kelderman for Good Reason (each such capitalized term as defined in the Employment Agreement), the Company will be required to pay severance to Mr. Kelderman in an amount equal to one year of his then-current base salary. Any severance paid to Mr. Kelderman will be paid in exchange for Mr. Kelderman’s release of claims against the Company. On May 1, 2018, Mr. Kelderman will also be granted 10,000 stock options in the Company that will vest over a period over four years and 5,000 restricted stock units that will vest over a period of three years.

There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Kelderman has or had a direct or an indirect material interest.

This description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Dr. Fernando Bazan’s employment as Chief Technology Officer for the Company terminates effective as of April 24, 2018. His appointment as an executive officer and Section 16 designation is also terminated as of April 24, 2018.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements: None

(b)     Pro forma financial information: None

(c)     Shell Company Transactions: None

(d)     Exhibits:

                                  99.1                 Press Release, dated April 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2018

BIO-TECHNE CORPORATION

/s/ Brenda S. Furlow
Brenda S. Furlow
Senior Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

BIO-TECHNE CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report: April 24, 2018	Commission File No.: 0-17272

Exhibit No.	Description

99.1	Press Release, dated April 24, 2018